Reply to:

cjh@huntlawgrp.com

June 2, 2026

Joshua Green, Co-CEO

Veri MedTech Holdings, Inc.

1660 International Dr. Ste. 600

McClean, VA 22101

Re:Registration Statement on Form S-1 (File No. 333-291560)

Dear Mr. Green:

We have acted as counsel to Veri MedTech Holdings, Inc. (the “Company”), a Delaware corporation, in connection with the public offering contemplated by the registration statement on Form S-1 filed by the Company on November 14, 2025 (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for an offering of (i) up to 3,750,000 shares of the Company’s common stock (the “Common Stock”), $0.0001 par value per share (the “Company Shares”); (ii) up to 562,500 shares of Common Stock, purchased pursuant to over allotments, if any (the “Over Allotment Shares”); (iii) up to 300,000 warrants to purchase 330,000 shares of Common stock that will be issued to the representatives of the underwriters (the “Representatives’ Warrants”); and (iv) up to 330,000 shares of Common Stock underlying the Representatives’ Warrants (the “Representatives’ Warrant Shares”) that may be issued upon exercise of the Representatives’ Warrants.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) the articles of incorporation of the Company, as amended to date; (b) the bylaws of the Company, as amended to date, and (c) the Registration Statement and all exhibits thereto. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies. We have not undertaken any independent investigation to determine or verify any information and representations made by the Company, its officers and directors in the aforementioned documents and have relied upon such information and representations as being accurate and complete in expressing our opinion.

We have assumed in rendering the opinions set forth herein that no person or entity has taken any action inconsistent with the terms of the aforementioned documents or prohibited by law.  This opinion letter is limited to the matters set forth herein and no opinions may be implied or inferred beyond the matters expressly stated herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that:

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Hunt Law Legal Opinion

June 2, 2026

(i)The Company Shares and the Over-Allotment Shares have been duly authorized by all necessary corporate action of the Company and, when issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement (as defined in the Registration Statement), the shares of Common Stock will be validly issued, fully paid and non-assessable;

(ii)The Representatives’ Warrants have been duly authorized by the Company and, when executed by the Company and issued and delivered to the purchaser thereof as contemplated by the Registration Statement and in accordance with the terms of the Underwriting Agreement, such Representatives’ Warrants will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms;

(iii)The Representatives’ Warrant Shares have been duly authorized and, when issued and delivered by the Company upon exercise of the Representatives’ Warrants against payment therefore as set forth in the Registration Statement, the Underwriting Agreement and the Representatives’ Warrants, will be validly issued, fully paid and non-assessable.

We are opining herein regarding the laws of the State of Delaware and we express no opinion with respect to any other laws. This opinion is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our law firm under the caption “Interest of Named Experts and Counsel” as it appears in the prospectus included in the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

LAW OFFICE OF CLIFFORD J. HUNT, P.A.

/s/:  Clifford J. Hunt, Esquire